                                                                    Exhibit 99.4

                               NTL INCORPORATED

 OFFER FOR ALL OUTSTANDING 9 1/2% SENIOR NOTES DUE 2008 IN EXCHANGE FOR 9 1/2%
                        SERIES B SENIOR NOTES DUE 2008
                                      AND
                 10 3/4% SENIOR DEFERRED COUPON NOTES DUE 2008
                                IN EXCHANGE FOR
            10 3/4% SERIES B SENIOR DEFERRED COUPEN NOTES DUE 2008
                                      AND
                 9 3/4% SENIOR DEFERRED COUPON NOTES DUE 2008
                                IN EXCHANGE FOR
             9 3/4% SERIES B SENIOR DEFERRED COUPON NOTES DUE 2008

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

  NTL Incorporated (the "Company") is offering, upon and subject to the terms
and conditions set forth in a prospectus dated      , 1998 (the "Prospectus"),
and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") (i) an aggregate principal amount of up to (Pounds)125,000,000 of its 9 1/2% Series B Senior Notes Due 2008 for a like principal amount of its issued and outstanding 9 1/2% Senior Notes Due 2008 (the "Old Sterling Senior Notes"), (ii) an aggregate principal amount at maturity of up to (Pounds)300,000,000 of its 10 3/4% Series B Senior Deferred Coupon Notes Due 2008 for a like principal amount at maturity of its issued and outstanding 10 3/4% Senior Deferred Coupon Notes Due 2008 (the "Old Sterling Deferred Coupon Notes"), and (iii) an aggregate principal amount at maturity of up to $1,300,000,000 of its 9 3/4% Series B Senior Deferred Coupon Notes Due 2008 of the Company for a like principal amount at maturity of its issued and outstanding 9 3/4% Senior Deferred Coupon Notes Due 2008 (the "Old USD Deferred Coupon Notes" and together with the Old Sterling Senior Notes and the Old Sterling Deferred Coupon Notes, the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreements in respect of the Old Notes, dated March 13, 1998, by and among the Company and the initial purchasers referred to therein.

  We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

    1. Prospectus dated     , 1998;

    2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. Return envelopes addressed to The Chase Manhattan Bank, the Exchange Agent for Old Notes.
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  YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON      1998, UNLESS EXTENDED BY THE COMPANY (THE
"EXPIRATION DATE"). THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

  To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

  If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

  The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Chase Manhattan Bank, the Exchange Agent for the Old Notes, at its addresses and telephone numbers set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          NTL Incorporated

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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